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     As filed with the Securities and Exchange Commission on April 12, 2002

                      Registration Statement No. 333-59446

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------

                         POST EFFECTIVE AMENDMENT NO. 1
                                   TO FORM S-3

                           --------------------------

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           --------------------------

                                PERKINELMER, INC.
             (Exact name of registrant as specified in its charter)

                           --------------------------

     MASSACHUSETTS                    8711                  04-2052042
    (State or other            (Primary Standard         (I.R.S. Employer
    jurisdiction of        Industrial Classification    Identification No.)
    incorporation or              Code Number)
     organization)

                                45 WILLIAM STREET
                               WELLESLEY, MA 02481
                                 (781) 237-5100
               (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                           --------------------------

                               TERRANCE L. CARLSON
                SENIOR VICE PRESIDENT, GENERAL COUNSEL AND CLERK
                                PERKINELMER, INC.
                                45 WILLIAM STREET
                               WELLESLEY, MA 02481
                                 (781) 237-5100
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                           --------------------------

                                   Copies to:
                             David E. Redlick, Esq.
                             Hal J. Leibowitz, Esq.
                                Hale and Dorr LLP
                                 60 State Street
                           Boston, Massachusetts 02109
                            Telephone: (617) 526-6000
                            Telecopy: (617) 526-5000

  Approximate date of commencement of proposed sale to public: Not applicable.


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     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 333-_______.

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 333-__________.

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                           --------------------------

                                EXPLANATORY NOTE

     Pursuant to a Registration Statement on Form S-3 (Registration No. 333-59446) (the "Registration Statement"), PerkinElmer, Inc. (the "Company") registered an aggregate of 181,352 shares (as adjusted for a June 1, 2001 two-for-one stock split) of its Common Stock, $1.00 par value per share (including the preferred stock purchase rights attached thereto), held by certain shareholders of the Company (the "Shares").

     The offering of the Shares terminated on March 20, 2002. An aggregate of 4,900 Shares were sold in the offering. Accordingly, the Company is filing this Post-Effective Amendment No. 1 to the Registration Statement for the purpose of deregistering the remaining 176,452 Shares which were not sold in the offering and hereby requests the deregistration of such Shares.



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                                   SIGNATURES

     Pursuant to Rule 478 promulgated under the Securities Act of 1933, as amended, the Registrant certifies that it has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Wellesley, Commonwealth of Massachusetts, on the 9th day of April, 2002.


                                         PERKINELMER, INC.


                                         By:      /s/ Terrance L. Carlson
                                            ------------------------------------
                                                   Terrance L. Carlson
                                                  Senior Vice President,
                                                General Counsel and Clerk